Exhibit 23.1

Jerusalem, June 5 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-276981) of our report dated April 1, 2024 relating to the financial statements of Dror-Ortho Design Ltd. for the years ended December 31, 2023 and 2022, which is part of this Amendment No. 2 to the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Barzily & Co.

Barzily & Co.

Certified Public Accountants

A Member of MSI Worldwide